                   GATEWAY ENERGY CORPORAITON AND SUBSIDAIRES
                                   EXHIBIT 11
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                                                    THREE MONTHS ENDED                          NINE MONTHS ENDED
                                           ----------------------------------        ----------------------------------------
                                             NOVEMBER 30          NOVEMBER 30         NOVEMBER 30               NOVEMBER 30
                                                1996                 1995                 1996                     1995
                                           ---------------      ---------------      -----------------      -----------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING                                   35,536,174       26,061,081          33,651,360             25,915,961

  ADD SHARES ISSUABLE PURSUANT TO WARRANT
    AGREEMENTS LESS SHARES ASSUMED
    REPURCHASED AT THE AVERAGE MARKET
    PRICE                                          118,430(1)        21,598(1)           97,333(1)              21,693(1)

  ADD SHARES ISSUABLE ASSUMING CONVERSION
    OF SERIES C PREFERRED STOCK INTO
    COMMON STOCK                                         0          140,625(1)                0(1)             140,625(1)

  ADD SHARES ISSUABLE PURSUANT TO STOCK
    OPTIONS LESS SHARES ASSUMED
    REPURCHASED AT THE AVERAGE MARKET
    PRICE                                                0(1)       186,476(1)            5,473(1)            188,103(1)
                                             ---------------   ---------------    -----------------     -----------------

TENTATIVE NUMBER OF SHARES FOR
  COMPUTATION OF PRIMARY EARNINGS PER
  SHARE                                         35,654,604       26,409,780           33,754,166            26,266,382

  ADD ADDITIONAL SHARES ISSUABLE PURSUANT
    TO WARRANT AGREEMENTS LESS SHARES
    ASSUMED REPURCHASED AT THE HIGHER OF
    THE PERIOD END OR AVERAGE MARKET
    PRICE                                                0              180(1)                0                    90(1)

  ADD ADDITIONAL SHARES ISSUABLE PURSUANT
    TO STOCK OPTIONS LESS SHARES ASSUMED
    REPURCHASED AT THE HIGHER OF THE
    PERIOD END OR AVERAGE MARKET PRICE                   0            3,070(1)                 0                1,535(1)

  ADD ADDITIONAL DILUTIVE SHARES ISSUABLE
    ASSUMING CONVERSION
    OF SERIES B, G, J, K, L, M, N & A
    PREFERRED STOCK INTO COMMON STOCK           48,703,024(1)    38,567,623(1)       48,077,126(1)         37,295,782(1)
                                             ---------------   ---------------    -----------------     -----------------

TENTATIVE NUMBER OF SHARES FOR COMPUTION
  OF FULLY DILUTED EARNINGS PER SHARE           84,357,628       64,980,653          81,831,292             63,563,789
                                             ---------------   ---------------    -----------------     -----------------
                                             ---------------   ---------------    -----------------     -----------------

  LOSS APPLICABLE TO COMMON STOCK                ($963,900)       ($483,500)        ($2,893,200)           ($1,426,200)

  ADD BACK PROVISION FOR PREFERRED DIVIDENDS
    RELATING TO CONVERTIBLE PREFERRED
    STOCK                                          667,100          611,400           2,695,400              1,726,800
                                             ---------------   ---------------    -----------------     -----------------

NET EARNINGS (LOSS) FOR COMPUTATION OF FULLY
  DILUTED EARNINGS PER SHARE                     ($296,800)        $127,900           ($197,800)              $300,600
                                             ---------------   ---------------    -----------------     -----------------
                                             ---------------   ---------------    -----------------     -----------------

EARNINGS (LOSS) PER COMMON SHARE [cad 228]
  PRIMARY AND FULLY DILUTED                         ($0.03)          ($0.02)             ($0.09)                ($0.06)
                                             ---------------   ---------------    -----------------     -----------------
                                             ---------------   ---------------    -----------------     -----------------
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(1) NOT USED IN PRIMARY OR FULLY DILUTED EARNINGS PER SHARE CALCULATIONS
    AS EFFECT WOULD BE ANTIDILUTIVE.